 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 23, 2017

 AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Chief Financial Officer

On August 29, 2017, Ampio Pharmaceuticals, Inc. (the “Company”) announced that it had appointed Thomas E. Chilcott, III, the Company’s interim Chief Financial Officer, as Chief Financial Officer effective as of August 16, 2017.

Prior to joining the Company, Mr. Chilcott, 49, served as the President and Chief Financial Officer of Chilcott Consulting Group from September 2006 to December 2016. Mr. Chilcott has served as the Company’s interim Chief Financial Officer since June 11, 2017. There are no family relationships between Mr. Chilcott and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e) Material Compensatory Plan, Contract or Arrangement with Principal or Named Executive Officers

On August 23, 2017, the Company entered into an employment agreement with Mr. Chilcott, effective as of August 16, 2017 (the “Employment Agreement”), in connection with his appointment as Chief Financial Officer of the Company. Pursuant to the Employment Agreement, Mr. Chilcott will receive an annual salary in the amount of $200,000 per year and will be entitled to participate in the Company’s health plan on terms available to other Company employees. The Employment Agreement has an initial term of 24 months from the effective date.

Mr. Chilcott is entitled to receive an annual bonus each year, in an amount up to 50% of his base salary, that will be determined by the Compensation Committee of the Board of Directors based on individual achievement and company performance objectives established by the Board of Directors or the Compensation Committee. Mr. Chilcott is also eligible to receive bonuses in the amount of $25,000 and $50,000 based upon certain company performance objectives.

The Employment Agreement provides for an initial grant of stock options to Mr. Chilcott, subject to approval of the Company’s Compensation Committee, to purchase up to 200,000 shares of common stock of the Company. The option will be exercisable for a period of ten years at an exercise price per share equal to the last sale price of the Company’s common stock on the effective date of the Employment Agreement. The option will vest as follows: (i) an option to purchase up to 100,000 shares of common stock vests on the effective date of the Employment Agreement and (ii) an option to purchase up to 100,000 shares of common stock vests 365 days thereafter. In the event of a change in control of the Company or in the event of death, disability, termination without cause or for good reason (as such terms are defined in the Employment Agreement), all outstanding stock options held by Mr. Chilcott will become fully vested and exercisable.

In addition, in the event of termination without cause or for good reason (as such terms are defined in the Employment Agreement), Mr. Chilcott will be entitled to (i) a lump sum payment equal to one and a half times his base salary in effect at the date of termination, less applicable withholding and (ii) COBRA benefits for a period of two years, as further described in the Employment Agreement.

The description of the Employment Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, executed August 23, 2017 and effective August 16, 2017, by and between Ampio Pharmaceuticals, Inc. and Thomas E. Chilcott, III

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Thomas E. Chilcott, III
Thomas E. Chilcott, III
Chief Financial Officer

Dated: August 29, 2017

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, executed August 23, 2017 and effective August 16, 2017, by and between Ampio Pharmaceuticals, Inc. and Thomas E. Chilcott, III